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Exhibit 10.29

STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE—NET
(Do not use this form for Multi-Tenant Property)
AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

1.     Basic Provisions ("Basic Provisions")

        1.1    Parties.    This Lease ("Lease"), dated for reference purposes only, May 5, 2003, is made by and between Stoesser Enterprises, LLC ("Lessor") and InterWave Communications International,  LTD (Lessee"), (collectively the "Parties," or individually a "Party").

        1.2    Premises.    That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known by the street address of 2495 Leghorn Street, Mountain View, located in the County of Santa Clara, State of California, and generally described as (describe briefly the nature of the property) An approximately 34,519 sq. ft. free-standing, single story R&D building ("Premises"). (See Paragraph 2 for further provisions.)

        1.3    Term.    Subject to paragraph 49 hereof, the term of this Lease shall commence May 5, 2003 ("Commencement Date")and end April 30, 2006 ("Expiration Date"). The time between the Commencement Date and the Expiration Date shall be referred to herein as the "Original Term". (See Paragraph 3 for further provisions.)

        1.4    Early Possession.    Upon full written execution of this Lease ("Early Possession Date"). (See Paragraphs 3.2 and 3.3 for further provisions.)

        1.5    Base Rent    Subject to Paragraphs 4 and 52 below, $29,341.15 per month ("Base Rent"), payable as follows: $25,550.20 shall be paid upon execution of this Lease as Base Rent for the period May 5, 2003-May 31, 2003, and $29,341.15 shall be paid on the first day of each month commencing June 1, 2003. There are provisions in this Lease for the Base Rent to be adjusted.

        1.6    Base Rent Paid Upon Execution.    $25,555.20 as Base Rent for the period May 5, 2003-May 31, 2003.

        1.7    Security Deposit.    $ See Paragraph 50 below ("Security Deposit"). (See Paragraph 5 for further provisions.)

        1.8    Permitted Use.    General office, research and development, light manufacturing, storage of materials, and other ancillary legal uses     (See Paragraph 6 for further provisions.)

        1.9    Insuring Party.    Lessor is the "Insuring Party" unless otherwise stated herein. (See Paragraph 8 for further provisions.)

        1.10    Real Estate Brokers.    The following real estate brokers (collectively, the "Brokers") and brokerage relationships exist in this transaction and are consented to by the Parties:

BT Commercial represents Lessor exclusively ("Lessor's Broker"): and

Spallino & Associates represents Lessee exclusively ("Lessee's Broker"): (See Paragraph 15 for further provisions.)

        1.11    Guarantor.    The obligations of the Lessee under this Lease are to be guaranteed by N/A ("Guarantor"). (See paragraph 37 for further provisions.)

        1.12    Addenda.    Attached hereto is a Furniture Rental Addendum and Exhibit A (Letter of Credit Form) all of which constitute a part of this Lease.

2.     Premises.

        2.1    Letting.    Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Lessor and Lessee agree that the rental stated herein is not subject to revision whether or not the actual square footage is more or less than stated herein.

        2.2    Condition.    Lessor shall deliver the Premises to Lessee clean and free of debris on the Commencement Date and warrants to Lessee that the existing plumbing, fire sprinkler system, lighting, air conditioning, heating, and loading doors, if any, in the Premises, other than those constructed by Lessee, shall be in good operating condition on the Commencement Date. If a non-compliance with said warranty exists as of the Commencement Date, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within ninety (90) days after the Commencement Date, correction of that non-compliance shall be the obligation of Lessee at Lessees sole cost and expense.

        2.3    Compliance with Covenants, Restrictions and Building Code.    Lessor warrants to Lessee that the improvements in the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect on the Commencement Date. Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in paragraph 7.3 (a)) made or to be made by Lessee. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within six (6) months following the Commencement Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

        2.4    Acceptance of Premises.    Subject to Lessor's warranties in Sections 2.2 and 2.3, Lessee hereby acknowledges: (a) that it has been advised by the Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, compliance with Applicable Law, as defined in paragraph 6.3) and the present and future suitability of the Premises for Lessee's intended use, (b) that Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Lessee's occupancy of the Premises and/or the term of this Lease, and (c) that neither Lessor, nor any of Lessor's agents, has made any oral or written representations or warranties with respect to the said matters other than as set forth in this Lease.

3.     Term.

        3.1    Term.    The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

        3.2    Early Possession.    If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease, however, (including but not limited to the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such period. Any such early possession shall not affect nor advance the Expiration Date of the Original Term.

        3.3    Delay In Possession.    If for any reason Lessor cannot deliver possession of the Premises to Lessee as agreed herein by the Early Possession Date, if one is specified in paragraph 1.4, or, if no Early Possession Date is specified, by the Commencement Date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Lessee hereunder, or extend the term hereof, but in such case, Lessee shall not pay Base Rent and, except as otherwise provided herein, not be obligated to pay any other rent or perform any other obligation of Lessee under the terms of this Lease, until Lessor delivers possession of the Premises to Lessee. If possession of the Premises is not delivered to Lessee within sixty (60) days after the Commencement Date, Lessee may at its option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder; provided, however, that if such written notice by Lessee is not received by Lessor within said ten (10) day period, Lessee's right to cancel this Lease shall terminate and be of no further force or effect. Except as may be otherwise provided, and regardless of when the term actually commences, if possession is not tendered to Lessee when required by this Lease and Lessee does not terminate this Lease, as aforesaid the period free of the obligation to pay Base Rent, if any, that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts, changes or omissions of Lessee.

4.     Rent.

        4.1    Base Rent.    Lessee shall cause payment of Base Rent and other rent or charges as the same may be adjusted from time to time, to be received by Lessor in lawful money of the United States, without offset or deduction, on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of the calendar month involved. Payment of Base Rent and other charges shall be made to Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee.

5.    Security Deposit.    Lessee shall deposit with Lessor upon execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Lessee's faithful performance of Lessee's obligations under this Lease. If Lessee fails to pay Base Rent or other rent or charges due hereunder, or otherwise defaults under this Lease (as defined in Paragraph 13.1), Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorneys' fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefor deposit moneys with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Any time the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional moneys with Lessor sufficient to maintain the same ratio between the Security Deposit and the Base Rent as those amounts are specified in the Basic Provisions. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Lessor shall, at the expiration or earlier termination of the term hereof and after Lessee has vacated the premises, return to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest herein), that portion of the Security Deposit not used or applied by Lessor. Unless otherwise expressly agreed in writing by Lessor, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any moneys to be paid by Lessee under this Lease.

6.     Use.

        6.1    Use.    Lessee shall use and occupy the Premises only for the purposes set forth in Paragraph 1.8, or any other use which is comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to, neighboring premises or properties. Lessor hereby agrees to not unreasonably withhold or delay its consent to any written request by Lessee, Lessee's assignees or subtenants, and by prospective assignees or subtenants of the Lessee, its assignees and subtenants, for a modification of said permitted purpose for which the Premises may be used or occupied, so long as the same will not impair the structural integrity of the improvements on the Premises, the mechanical or electrical systems therein, is not significantly more burdensome to the Premises and the improvements thereon, and is otherwise permissible pursuant to this Paragraph 6. If Lessor elects to withhold such consent, Lessor shall within five (5) business days give a written notification of same, which notice shall include an explanation of Lessor's reasonable objections to the change in use.

        6.2    Hazardous Substances:

          (a)   Reportable Uses Require Consent:    The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in, on or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at Lessee's sole cost and expense) with all Applicable Law (as defined in paragraph 6.3). "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority. Reportable Use shall also include Lessee's being responsible for the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Law requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor's prior consent, but in compliance with all Applicable Law, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of Lessee's business permitted on the Premises, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may (but without any obligation to do so) condition its consent to the use or presence of any Hazardous Substance, activity or storage tank by Lessee upon Lessee's giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefrom or therefor, including, but not limited to, the installation (and removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements).

          (b)   Duty to Inform Lessor.    If lessee knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor. Lessee shall also promptly give Lessor a copy of any material statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Substance or contamination in, on, or about the Premises, including but not limited to all such documents as may be involved in any Reportable Uses involving the Premises.

          (c)   Indemnification.    Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, lenders and ground Lessor, if any, and the Premises, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney's and consultant's fees arising out of or involving any Hazardous Substance or storage tank brought onto the Premises by or for Lessee or under Lessee's control. Lessee's obligations under this Paragraph 6 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created by Lessee or any of its employees, agents, contractors, licensees or invitees, and the cost of investigation (including consultant's and attorney's fees and testing), removal, remediation, restoration and/or abatement thereof, or any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Lessor in writing at the time of such agreement.

          (d)   Lessor Representations.    To the knowledge of Lessor without inquiry, (i) no Hazardous Substances are present on the Premises or the soil, surface water or groundwater thereof, (ii) no underground storage tanks or asbestos containing building materials are present on the Premises, and (iii) no action, proceeding, or claim is pending or threatened against the Premises concerning any Hazardous Substances. Lessor shall not be indemnified from and shall indemnify, defend, protect and hold Lessee, its agents, officers, directors and shareholders, harmless from and against all claims, losses, costs, damages, liabilities (including, without limitation, sums paid in settlement of claims), and expenses (including, without limitation, reasonable attorneys', experts' and consultants' fees, investigation and laboratory fees and litigation expenses) arising out of or based upon the presence of any Hazardous Substances on, under, in or about the Premises, except to the extent the same actually results from Lessee's release or emission of Hazardous Substances on or about the Premises in violation of Applicable Laws.

        6.3    Lessee's Compliance with Law.    Except as otherwise provided in this Lease, Lessee, shall, at Lessee's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Law," which term is used in this Lease to include all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau and the recommendations of Lessor's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill release of any Hazardous Substance or storage tank), now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy. Lessee shall, within five (5) days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including, but not limited to, permits, registrations, manifests, applications, reports and certificates, evidencing Lessee's compliance with any Applicable Law specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Law. Lessee shall not be required to construct or to pay the cost of complying with any Applicable Laws requiring construction of improvements in the Premises which could be capitalized under generally accepted accounting principles ("GAAP"), unless such compliance is necessitated solely because of Lessee's particular use of the Premises.

        6.4    Inspection; Compliance.    Lessor and Lessor's Lender(s) (as defined in paragraph 8.3(a)) shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Laws (as defined in paragraph 6.3), and to employ experts and/or consultants in connection therewith and/or to advise Lessor with respect to Lessee's activities, including but not limited to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance or storage tank on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Breach of this Lease, or a contamination caused or materially contributed to by Lessee or any of its employees, agents, contractors, licensees or invitees, is found to exist or be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Lessee shall upon request reimburse Lessor or Lessor's Lender, as the case may be, for the costs and expenses of such inspections.

7.     Maintenance; Repairs; Utility Installations; Trade Fixtures and Alterations.

        7.1    Lessee's Obligations.

          (a)   Except as otherwise set forth in Paragraph 2.2 (Lessor's warranty as to condition), 2.3 (Lessor's warranty as to compliance with the covenants, etc.), 7.2 (Lessor's obligations to repair), 9 (damage and destruction), and 14 (condemnation), Lessee shall, at Lessee's sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair, structural and non-structural (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment or facilities serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire sprinkler and/or standpipe and hose or other automatic fire extinguishing system, including fire alarm and/or smoke detection systems and equipment, fire hydrants, fixtures, the non-structural components of all walls (interior and exterior), foundations, ceilings, roof, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, about, or adjacent to the Premises. Lessee shall not cause or permit any party on the Premises to cause any Hazardous Substance to be spilled or released in, on, under or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of, the Premises, the elements surrounding same, or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance and/or storage tank brought onto the Premises by or for Lessee or under its control. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

          (b)   Lessee shall, at Lessee's sole cost and expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the inspection, maintenance and service of the following equipment and improvements, if any, located on the Premises: (i) heating, air conditioning and ventilation equipment, (ii) boiler, fired or unfired pressure vessels, (iii) fire sprinkler and/or standpipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drain maintenance and (vi) asphalt and parking lot maintenance.

        7.2    Lessor's Obligations.    Except for any repairs or maintenance necessitated by the acts or omissions of Lessee or Lessee's employees, agents, contractors, licensees or invitees, Lessor shall perform any repair or maintenance (i) necessitated solely by the acts or omissions of Lessor or its agents, employees or contractors, (ii) to the structural portions of foundation, walls, and roof of the Premises or (iii) which is treated as a "capital expenditure" under generally accepted accounting principals ("GAAP"). Notwithstanding the foregoing, Lessee shall pay Lessor a portion of the expense for any repair or replacement to a nonstructural portion of the Premises which is treated as a "capital expenditure" under GAAP as follows: the cost of such improvement shall be amortized over the useful life of the improvement in accordance with GAAP, and Lessee shall pay (at the same time payments of Base Rent are due) the amortization payment for each month after such repair or replacement is completed until the earlier of the expiration of the Lease term or the end of the term over which such costs were amortized. Except for the obligations of Lessor contained in this Paragraph 7.2 or in Paragraphs 2.2 (relating to condition of the Premises), 2.3 (relating to compliance with covenants, restrictions and building code), 9 (relating to destruction of the Premises) and 14 (relating to condemnation of the Premises), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, the improvements located thereon, or the equipment therein, whether structural or non-structural, all of which obligations are intended to be that of the Lessee under Paragraph 7.1 hereof. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises. Lessee and Lessor expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease with respect to, or which affords Lessee the right to make repairs at the expense of Lessor or to terminate this Lease by reason of, any needed repairs.

        7.3    Utility Installations; Trade Fixtures; Alterations.

          (a)   Definitions; Consent Required.    The term "Utility Installations" is used in this Lease to refer to all carpeting, window coverings, air lines, power panels, electrical distribution, security, fire protection systems, communication systems, lighting fixtures, heating, ventilating, and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term "Trade Fixtures" shall mean Lessee's machinery, furniture, personal property and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements on the Premises from that which are provided by Lessor under the terms of this Lease, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor as defined in paragraph 7.4(a). Lessee shall not make any Alterations or Utility Installations in, on, under or about the Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed. Lessee may, however, make non-structural Utility Installations and Alterations to the interior of the Premises (excluding the roof), as long as they are not visible from the outside, do not involve puncturing, relocating or removing any existing Utility Installations or the roof or any walls, and the cost thereof for any single project does not exceed $10,000.00

          (b)   Consent.    Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with proposed detailed plans. All consents given by Lessor, whether by virtue of Paragraph 7.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Lessee's acquiring all applicable permits required by governmental authorities, (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to commencement of the work thereon, and (iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Lessee during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and in compliance with all Applicable Law. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications therefor. Lessor may (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs $10,000 or more upon Lessee's providing Lessor with a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation.

          (c)   Indemnification.    Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises. If Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested lien claim or demand, indemnifying Lessor against liability of the same, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorney's fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

        7.4    Ownership; Removal; Surrender; and Restoration.

          (a)   Ownership.    Subject to Lessor's right to require their removal or become the owner thereof as hereinafter provided in this Paragraph 7.4, all Alterations and Utility Additions made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises. Unless otherwise instructed per subparagraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, become the property of Lessor and remain upon and be surrendered by Lessee with the Premises.

          (b)   Removal.    Unless otherwise agreed in writing, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or earlier termination of this Lease, notwithstanding their installation may have been consented to by Lessor. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent of Lessor. Upon request, Lessor shall advise Lessee in writing whether it reserves the right to require Lessee to remove any Alterations or Utility Installations from the Premises upon termination of the Lease.

          (c)   Surrender/Restoration.    Lessee shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, with all of the improvements, parts and surfaces thereof clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. Except as otherwise agreed or specified in writing by Lessor, the Premises, as surrendered, shall include the Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee's Trade Fixtures, furnishings, equipment, and Alterations and/or Utility Installations, as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Law and/or good service practice. Lessee's Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease.

8.     Insurance; Indemnity.

        8.1    Payment For Insurance.    Regardless of whether the Lessor or Lessee is the Insuring Party, Lessee shall pay for all insurance required under this Paragraph 8 except to the extent of the commercially reasonable cost attributable to liability insurance carried by Lessor in excess of $1,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within ten (10) days following receipt of an invoice for any amount due.

        8.2    Liability Insurance.

          (a)   Carried by Lessee.    Lessee shall obtain and keep in force during the term of this a Commercial General Liability policy of insurance protecting Lessee and Lessor (as an additional insured) against claims for bodily injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises" Endorsement and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

          (b)   Carried by Lessor.    In the event Lessor is the Insuring Party, Lessor shall also maintain liability insurance described in Paragraph 8.2(a), above, in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

        8.3    Property Insurance—Building, Improvements and Rental Value.

          (a)   Building and Improvements.    The Insuring Party shall obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and to the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lender(s)"), insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility installations shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (including, at Lessor's option, the perils of flood and/or earthquake), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered cause of loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss, as defined in Paragraph 9.1(c).

          (b)   Rental Value.    The Insuring Party shall, in addition, obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and Lender(s), insuring the loss of the full rental and other charges payable by Lessee to Lessor under this Lease for one (1) year (including all real estate taxes, insurance costs, and any scheduled rental increases). Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, property taxes, insurance premium costs and other expenses, if any, otherwise payable by Lessee, for the next twelve (12) month period. Lessee shall be liable for any deductible amount in the event of such loss.

          (c)   Adjacent Premises.    If the Premises are part of a larger building, or if the Premises are part of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

          (d)   Tenant's Improvements.    If the Lessor is the Insuring Party, the Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease. If Lessee is the Insuring Party, the policy carried by Lessee under this Paragraph 8.3 shall insure Lessee Owned Alterations and Utility Installations.

        8.4    Lessee's Property Insurance.    Subject to the requirements of Paragraph 8.5, Lessee at its cost shall either by separate policy or, at Lessor's option, by endorsement to a policy already carried, maintain insurance coverage on all of Lessee's personal property, Lessee Owned Alterations and Utility Installations in, on or about the Premises similar in coverage to that carried by the Insuring Party under Paragraph 8.3. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property or the restoration of Lessee Owned Alterations and Utility Installations. Lessee shall be the Insuring Party with respect to the insurance required by this Paragraph 8.4 and shall provide Lessor with written evidence that such insurance is in force.

        8.5    Insurance Policies.    Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, or such other rating as may be required by a Lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide." Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 8. Lessee shall cause to be delivered to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with the insureds and loss payable clauses as required by this Lease. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. If the Insuring Party shall fail to procure and maintain the insurance required to be carried by the Insuring Party under this Paragraph 8, the other Party may, but shall not be required to, procure and maintain the same, but at Lessee's expense.

        8.6    Waiver of Subrogation.    Notwithstanding anything to the contrary herein, Lessee and Lessor ("Waiving Party") each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, regardless of the negligence or willful misconduct of the party so released, for loss of or damage to the Waiving Party's property arising out of or incident to the perils required to be insured against under Paragraph 8. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto.

        8.7    Indemnity.    Except for Lessor's negligence and/or breach of express warranties, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, permits, attorney's and consultant's fees, expenses and/or liabilities arising out of, involving, or in dealing with, the occupancy of the Premises by Lessee, the conduct of Lessee's business, any act, omission or neglect of Lessee, its agents, contractors, employees or invitees, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Lessor) litigated and/or reduced to judgment, and whether well founded or not. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified.

        8.8    Exemption of Lessor from Liability.    Except to the extent of any gross negligence or willful misconduct of Lessor, Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9.     Damage or Destruction.

        9.1    Definitions.

          (a)   "Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, the repair cost of which damage or destruction is less than 50% of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

          (b)   "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations, the repair cost of which damage or destruction is 50% or more of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

          (c)   "Insured Loss" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

          (d)   "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

          (e)   "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

        9.2    Partial Damage—Insured Loss.    If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. In the event, however, the shortage in proceeds was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within said period, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect. If in such case Lessor does not so elect, then this Lease shall terminate sixty (60) days following the occurrence of the damage or destruction. Unless otherwise agreed, Lessee shall in no event have any right to reimbursement from Lessor for any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3 rather than Paragraph 9.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

        9.3    Partial Damage—Uninsured Loss.    If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repair at Lessee's expense and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 13), Lessor may at Lessor's option, either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or

(ii) give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage of Lessor's desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage totally at Lessee's expense and without reimbursement from Lessor. Lessee shall provide Lessor with the required funds or satisfactory assurance thereof within thirty (30) days following Lessee's said commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible and the required funds are available. If Lessee does not give such notice and provide the funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination. In the event, however, that the damage or destruction was caused by Lessee, Lessor shall have the right to recover Lessor's damages from Lessee except as released and waived in Paragraph 8.6.

        9.4    Total Destruction.    Notwithstanding any other provision hereof, if a Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate sixty (60) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of Lessee. In the event, however, that the damage or destruction was caused by Lessee, Lessor shall have the right to recover Lessor's damages from Lessee except as released and waived in Paragraph 8.6.

        9.5    Damage Near End of Term.    If at any time during the last six (6) months of the term of this Lease there is damage for which the cost to repair exceeds one (1) month's Base Rent, whether or not an Insured Loss, Lessor may, at Lessor's option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, within twenty (20) days following the occurrence of the damage, or before the expiration of the time provided in such option for its exercise, whichever is earlier ("Exercise Period"), (i) exercising such option, and (ii) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs. If Lessee duly exercises such option during said Exercise Period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during said Exercise Period, then Lessor may at Lessor's option terminate this Lease as of the expiration of said sixty (60) day period following the occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within ten (10) days after the expiration of the Exercise Period, notwithstanding any term or provision in the grant of option to the contrary.

        9.6    Abatement of Rent; Lessee's Remedies.

          (a)   In the event of damage described in Paragraph 9.2 (Partial Damage—Insured), whether or not Lessor or Lessee repairs or restores the Premises, the Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, payable by Lessee hereunder for the period during which such damage, its repair or the restoration continues (not to exceed the period for which rental value insurance is required under Paragraph 8.3(b)), shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such repair or restoration.

          (b)   If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within ninety (90) days after such obligation shall accrue, Lessee may at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessor or a Lender commences the repair or restoration of the Premises within thirty (30) days after receipt of such notice, this Lease shall continue in full force and effect. "Commence" as used in this Paragraph shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

        9.7    Hazardous Substance Conditions.    If a Hazardous Substance Condition occurs, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by Applicable Law and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 13), Lessor may at Lessor's option either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to investigate and remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition of Lessor's desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the investigation and remediation of such Hazardous Substance Condition totally at Lessee's expense and without reimbursement from Lessor except to the extent of an amount equal to twelve (12) times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with the funds required of Lessee or satisfactory assurance thereof within thirty (30) days following Lessee's said commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such investigation and remediation as soon as reasonably possible and the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination. If a Hazardous Substance Condition occurs for which Lessee is not legally responsible, there shall be abatement of Lessee's obligations under this Lease to the same extent as provided in Paragraph 9.6(a) for a period of not to exceed twelve (12) months.

        9.8    Termination—Advance Payments.    Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor under the terms of this Lease.

        9.9    Lessee's Termination Right.    In the event of any damage or casualty covered under this Article 9, unless Lessor has elected to terminate this Lease under a right to do so granted herein, Lessor shall, no later than (45) forty-five days following the date of such damage, provide to Lessee the time reasonably estimated by Lessor's architect that it will take to restore the Premises (Estimated Restoration Period:"). In the event that the Estimated Restoration Period exceeds one hundred and sixty (160) days, or if the restoration is not completed within thirty (30) days following the end of the Estimated Restoration Period, then, notwithstanding anything to the contrary in this Lease, Lessee shall have the right to terminate this Lease by written notice delivered to Lessor no later than ten (10) days following receipt by Lessee of the architect's estimate, or, in the event such restoration is not completed within thirty (30) days following the end of the Estimated Restoration Period, then no later than ten (10) days following the end of such thirty (30) day period.

        9.10    Waive Statutes.    Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.   Real Property Taxes.

        10.1

          (a)   Payment of Taxes.    Lessee shall pay the Real Property Taxes, as defined in Paragraph 10.2, applicable to the Premises during the term of this Lease. Subject to Paragraph 10.1(b), all such payments shall be made at least ten (10) days prior to the delinquency date of the applicable installment. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes to be paid by Lessee shall cover any period of time prior to or after the expiration or earlier termination of the term hereof, Lessee's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment after such proration. If Lessee shall fail to pay any Real Property Taxes required by this Lease to be paid by Lessee, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand. Lessee shall not be required to pay any portion of any tax or assessment expense (i) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term, or (ii) attributable to gift, transfer or franchise taxes.

          (b)   Advance Payment.    In order to ensure payment when due and before delinquency of any or all Real Property Taxes, Lessor reserves the right, at Lessor's option, to estimate the current Real Property Taxes applicable to the Premises, and to require such current year's Real Property Taxes to be paid in advance to Lessor by Lessee, either: (i) in a lump sum amount equal to the installment due, not earlier than twenty (20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent. If Lessor elects to require payment monthly in advance, the monthly payment shall be that equal monthly amount which, over the number of months remaining before the month in which the applicable tax installment would become delinquent (and without interest thereon), would provide a fund large enough to fully discharge before delinquency the estimated installment of taxes to be paid. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payment shall be adjusted as required to provide the fund needed to pay the applicable taxes before delinquency. If the amounts paid to Lessor by Lessee under the provisions of this Paragraph are insufficient to discharge the obligations of Lessee to pay such Real Property Taxes as the same becomes due, Lessee shall pay to Lessor, upon Lessor's demand, such additional sums as are necessary to pay such obligations. All moneys paid to Lessor under this Paragraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of the obligations of Lessee under this Lease, then any balance of funds paid to Lessor under the provisions of this Paragraph may, subject to proration as provided in Paragraph 10.1(a), at the option of Lessor, be treated as an additional Security Deposit under Paragraph 5.

        10.2    Definition of "Real Property Taxes".    As used herein, the term of "Real Property Taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Premises by any authority having the direct or indirect power to fax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, Lessor's right to rent or other income therefrom, and/or Lessor's business of leasing the Premises. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in applicable law taking effect, during the term of this Lease, including but not limited to a change in the ownership of the Premises or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties.

        10.3    Joint Assessment.    If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

        10.4    Personal Property Taxes.    Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause its Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property or, at Lessor's option, as provided in Paragraph 10.1(b).

11.    Utilities.    Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered with other premises.

12.   Assignment and Subletting.

        12.1    Lessor's Consent Required.

          (a)   Lessee shall not voluntarily or by operation of law sell all or substantially all of Lessor's assets or assign, transfer, mortgage or otherwise transfer or encumber (collectively, "assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent given under and subject to the terms of Paragraph 36.

          (b)   Lessee may, without Lessor's prior written consent and without constituting an assignment for purposes of the Lease, sublet the Premises or assign the Lease to: (i) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Lessee; (ii) a successor corporation related to Lessee by merger, consolidation, nonbankruptcy reorganization, or government action; or (iii) a purchaser of substantially all of Lessee's assets located in the Premises. A sale of Lessee's capital stock shall not be deemed an assignment, subletting or other transfer of the Lease or the Premises requiring Lessor's consent.

          (c)   An assignment or subletting of Lessee's interest in this Lease without Lessor's specific prior written consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unconsented to assignment or subletting as a noncurable Breach, Lessor shall have the right to either: (i) terminate this Lease, or (ii) upon thirty (30) days written notice ("Lessor's Notice"), increase the monthly Base Rent to fair market rental value or one hundred ten percent (110%) of the Base Rent then in effect, whichever is greater. Pending determination of the new fair market rental value, if disputed by Lessee, Lessee shall pay the amount set forth in Lessor's Notice, with any overpayment credited against the next installment(s) of Base Rent coming due, and any underpayment for the period retroactively to the effective date of the adjustment being due and payable immediately upon the determination thereof. Further, in the event of such Breach and market value adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to the then fair market value (without the Lease being considered an encumbrance or any deduction for depreciation or obsolescence, and considering the Premises at its highest and best use and in good condition), or one hundred ten percent (110%) of the price previously in effect, whichever is greater, (ii) any index-oriented rental or price adjustment formulas contained in this Lease shall be adjusted to require that the base index be determined with reference to the index applicable to the time of such adjustment, and (iii) any fixed rental adjustments scheduled during the remainder of the Lease term shall be increased in the same ratio as the new market rental bears to the Base Rent in effect immediately prior to the market value adjustment.

          (d)   Lessee's remedy for any breach of this Paragraph 12.1 by Lessor shall be limited to compensatory damages and injunctive relief.

        12.2    Terms and Conditions Applicable to Assignment and Subletting.

          (a)   Regardless of Lessor's consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.

          (b)   Lessor may accept any rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants or conditions of this Lease.

          (c)   The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or sublease.

          (d)   In the event of any Default or Breach of Lessee's obligations under this Lease, Lessor may proceed directly against Lessee, any Guarantors or any one else responsible for the performance of the Lessee's obligations under this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

          (e)   Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a non-refundable deposit of $1,000 as reasonable consideration for Lessor's considering and processing the request for consent. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.

          (f)    If any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.

          (g)   The occurrence of a transaction described in Paragraph 12.1(c) shall give Lessor the right (but not the obligation) to require that the Security Deposit be increased to an amount equal to six (6) times the then monthly Base Rent, and Lessor may make the actual receipt by Lessor of the amount required to establish such Security Deposit a condition to Lessor's consent to such transaction.

          (h)   Lessor, as a condition to giving its consent to any assignment or subletting, may require that the amount and adjustment structure of the rent payable under this Lease be adjusted to what is then the market value and/or adjustment structure for property similar to the Premises as then constituted.

          (i)    If Lessor consents to an assignment or subletting, then as a condition thereto which the parties hereby agree is reasonable, Lessee shall pay to Lessor fifty percent (50%) of any "Transfer Premium," as that term is defined below, received by Lessee from the assignee or subtenant. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such assignee or subtenant in connection with the Transfer in excess of the Rent payable by Lessee under this Lease (on a per rentable square foot basis if less than all of the Premises is transferred), after deducting the reasonable expenses incurred by Lessee for any brokerage commissions in connection with the transfer. "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by the transferee to Lessee in connection with such transfer, and any payment in excess of fair market value for services rendered by Lessee to or for the benefit of the transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Lessee to the transferee in connection with such transfer.

        12.3    Additional Terms and Conditions Applicable to Subletting.    The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

          (a)   Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach (as defined in Paragraph 13.1) shall occur in the performance of Lessee's obligations under this Lease, Lessee may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from Lessor and shall pay such rents and other charges to Lessor without any obligation or right to inquire as to whether such Breach exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against said sublessee, or, until the Breach has been cured, against Lessor, for any such rents and other charges so paid by said sublessee to Lessor.

          (b)   In the event of a Breach by Lessee in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior Defaults or Breaches of such sublessor under such sublease.

          (c)   Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Lessor herein.

          (d)   No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

          (e)   Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.   Default; Breach; Remedies.

        13.1    Default; Breach.    Lessor and Lessee agree that if an attorney is consulted by Lessor in connection with a Lessee Default or Breach (as hereinafter defined), $350.00 is a reasonable minimum sum per such occurrence for legal services and costs in the preparation and service of a notice of Default, and that Lessor may include the cost of such services and costs in said notice as rent due and payable to cure said Default. A "Default" is defined as a failure by the Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease. A "Breach" is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, shall entitle Lessor to pursue the remedies set forth in Paragraphs 13.2 and/or 13.3:

          (a)   The abandonment of the Premises.

          (b)   Except as expressly otherwise provided in this Lease, the failure by Lessee to make any payment of Base Rent or any other monetary payment required to be made by Lessee hereunder, whether to Lessor or to a third party, as and when due, the failure by Lessee to provide Lessor with reasonable evidence of insurance or surety bond required under this Lease, or the failure of Lessee to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of five (5) days following written notice thereof by or on behalf of Lessor to Lessee.

          (c)   Except as expressly other otherwise provided in this Lease, the failure by Lessee to provide Lessor with reasonable written evidence (in duly executed original form, if applicable) of (i) compliance with applicable law per Paragraph 6.3 where the failure to comply could result in material liability to Lessee or Lessor, (ii) the inspection, maintenance and service contracts required under Paragraph 7.1(b), (iii) the recession of an unauthorized assignment or subletting per Paragraph 12.1(b), (iv) a Tenancy Statement per Paragraphs 16 or 37, (v) the subordination or non-subordination of this Lease per Paragraph 30, (vi) the guaranty of the performance of Lessee's obligations under this Lease if required under Paragraphs 1.11 and 37, (vii) the execution of any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of fifteen (15) days following written notice by or on behalf of Lessor to Lessee.

          (d)   A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease that are to be observed, complied with or performed by Lessee, other than those described in subparagraphs (a), (b) or (c), where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

          (e)   The occurrence of any of the following events: (i) The making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee's becoming a "debtor" as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

          (f)    The discovery by Lessor that any financial statement given to Lessor by Lessee or any Guarantor of Lessee's obligations hereunder was materially false.

          (g)   If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a guarantor, (ii) the termination of a guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a guarantor's refusal to honor the guaranty, or (v) a guarantor's breach of its guaranty obligation on an anticipatory breach basis, and Lessee's failure, within sixty (60) days following written notice by or on behalf of Lessor to Lessee of any such event, to provide Lessor with written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the guarantors that existed at the time of execution of this Lease.

        13.2    Remedies.    If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease, within the applicable time period as provided herein after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made under this Lease by Lessee to be made only by cashier's check for the next twelve (12) months. In the event of a Breach of this Lease by Lessee, as defined in Paragraph 13.1, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:

          (a)   Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of the leasing commission paid by Lessor applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Default or Breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under subparagraphs 13.1(b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 13.1(b), (c) or (d). In such case, the applicable grace period under subparagraphs 13.1(b), (c) or (d) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

          (b)   Continue the Lease and Lessee's right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee's Breach and abandonment and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. See Paragraphs 12 and 36 for the limitations on assignment and subletting which limitations Lessee and Lessor agree are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor's interest under the Lease, shall not constitute a termination of the Lessee's right to possession.

          (c)   Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

          (d)   The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

        13.3    Inducement Recapture in Event of Breach.    Any agreement by Lessor for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions" shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Lessee during the term hereof as the same may be extended. Upon the occurrence of a Breach of this Lease by Lessee, as defined in Paragraph 13.1, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, and recoverable by Lessor, as additional rent due under this Lease, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this Paragraph shall not be deemed a waiver by Lessor of the provisions of this Paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

        13.4    Late Charges.    Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding Paragraph 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Lessor's option become due and payable quarterly in advance for the next year. If Lessee is delinquent in the payment of rent or any other charge and is subject to a late charge, Lessor agrees to waive the late charge if (i) Lessee has not been delinquent in its payment of rent owed under the Lease during the six (6) month period preceding the rent delinquency in question and (ii) the rent due is paid within five (5) days of Lessor's written notice to Lessee of the delinquent amount owed.

        13.5    Breach by Lessor.    Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph 13.5, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and by the holders of any ground lease, mortgage or deed of trust cover the Premises whose name and address shall have been furnished to Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14.    Condemnation.    If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of the land area not occupied by any building, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the building located on the Premises. No reduction of Base Rent shall occur if the only portion of the Premises taken is land on which there is no building. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution of value of the leasehold or for the taking of the fee, or as severance damages; provided, however, the Lessee shall be entitled to any compensation, separately awarded to Lessee for Lessee's relocation expenses and/or loss of Lessee's Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of its net severance damages received, over and above the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation, except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15.   Brokers' Fees.

        15.1    The Brokers named in Paragraph 1.10 are the procuring cause of this Lease.

        15.2    Upon execution of this Lease by both Parties, Lessor shall pay to said Brokers jointly, or in such separate shares as they may mutually designated in writing, a fee as set forth in a separate written agreement between Lessor and said Brokers (or in the event there is no separate written agreement between Lessor and said Brokers, the sum of $ as per separate agreement) for brokerage services rendered by said Brokers to Lessor in this transaction.

        15.3    Unless Lessor and Brokers have otherwise agreed in writing, Lessor further agrees that: (a) if Lessee exercises any option (as defined in Paragraph 39.1) or any Option subsequently granted which is substantially similar to an Option granted to Lessee in this Lease or any option subsequently granted, or (b) if Lessee acquires any rights to the Premises or other premises described in this Lease which are substantially similar to what Lessee would have acquired had an Option herein granted to Lessee been exercised, or (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of the term of this Lease after having failed to exercise an Option, or (d) if said Brokers are the procuring cause of any other lease or sale entered into between the Parties pertaining to the Premises and/or any adjacent property in which Lessor has an interest, or (e) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then as to any of said transactions, Lessor shall pay said Brokers a fee in accordance with the schedule of said Brokers in effect at the time of the execution of this Lease.

        15.4    Any buyer or transferee of Lessor's interest in this Lease, whether such transfer is by agreement or by operation of law, shall be deemed to have assumed Lessor's obligation under this Paragraph 15. Each Broker shall be a third party beneficiary of the provisions of this Paragraph 15 to the extent of its interest in any commission arising from this Lease and may enforce that right directly against Lessor and its successors.

        15.5    Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder other than the Brokers, if any, named in Paragraph 1.10) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than said named Brokers is entitled to any commission or finder's fee in connection with said transaction. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, and/or attorneys' fees reasonably incurred with respect thereto.

        15.6    Lessor and Lessee hereby consent to and approve all agency relationships, including any dual agencies, indicated in Paragraph 1.10.

16.   Tenancy Statement.

        16.1    Each Party (as "Responding Party") shall within ten (10) days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in a form similar to the then most current "Tenancy Statement" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

        16.2    If Lessor desires to finance, refinance, or sell the Premises, any part thereof, or the building of which the Premises are a part, Lessee and all Guarantors of Lessee's performance hereunder, shall deliver to any potential lender or purchaser designated by Lessor such financial statements of Lessee and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.    Lessor's Liability.    The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's intended interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or in this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor provided the transferor assumes in writing such obligations. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18.    Severability.    The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.    Interest on Past-Due Obligations.    Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within thirty (30) days following the date on which it was due, shall bear interest from the date thirty-first (31st) day after it was due at the rate of ten percent (10%) per annum, but not exceeding the maximum rate allowed by law, in addition to the potential late charge provided for in Paragraph 13.4.

20.    Time of Essence.    Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21.    Rent Defined.    All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

22.    No Prior or Other Agreements; Broker Disclaimer.    This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.

23.   Notices.

        23.1    All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for the purpose of mailing or delivering notices to Lessee. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by written notice to Lessee.

        23.2    Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given three (3) business days after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given one (1) business day after delivery of the same to the United States Postal Service or courier. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

24.    Waivers.    No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or any other term, covenant or condition hereof. Lessor's consent to, or approval of, any such act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Lessor's knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any preceding Default or Breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted. Any payment given Lessor by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25.    Recording.    Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

26.    No Right to Holdover.    Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease.

27.    Cumulative Remedies.    No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.   Intentionally Omitted.

29.    Binding Effect; Choice of Law.    This Lease shall be binding upon the Parties, their personal representatives, successors and assigns, and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.   Subordination; Attornment; Non-Disturbance.

        30.1    Subordination.    This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor's default with respect to any such obligation, Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor's default and allow such Lender thirty (30) days following receipt of such notice for the cure of said default before invoking any remedies Lessee may have by reason thereof. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

        30.2    Attornment.    Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one (1) month's rent.

        30.3    Non-Disturbance.    With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving written assurance (a "non-disturbance agreement") from the Lender that Lessee's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises, subject to such Lender's standard terms and conditions. Lessor agrees to use commercially reasonable efforts to assist Lessee in obtaining a non-disturbance agreement from its existing lender.

        30.4    Self-Executing.    The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

31.    Attorney's Fees.    If any party or Broker brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorney's fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorney's fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorney's fees reasonably incurred. Lessor shall be entitled to attorney's fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32.    Lessor's Access; Showing Premises; Repairs.    Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part, as Lessor may reasonably deem necessary. Lessor may at any time place on or about the Premises or Building any ordinary "For Sale" signs and Lessor may at any time during the last one hundred twenty (120) days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Lessor shall be without abatement of rent or liability to Lessee. Lessor and Lessor's agents, except in the case of emergency, shall provide Lessee with twenty-four (24) hours' notice prior to entry of the Premises. Any such entry by Lessor and Lessor's agents shall comply with all reasonable security measures of Lessee and shall not impair Lessee's operations more than reasonably necessary.

33.    Auctions.    Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34.    Signs.    Lessee shall not place any sign upon the Premises, except that Lessee may, with Lessor's prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Lessee's own business. The installation of any sign on the Premises by or for Lessee shall be subject to the provisions of Paragraph 7 (Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations).

35.    Termination; Merger.    Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Lessor's failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36.   Consents.

        (a)    Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable out-of-pocket costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, practice or storage tank, shall be paid by Lessee to Lessor upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.

        (b)   All conditions to Lessor's consent authorized by this Lease are acknowledged by Lessee as being reasonable. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

37.   Guarantor.

        37.1    If there are to be any Guarantors of this Lease per Paragraph 1.11, the form of the guaranty to be executed by each such Guarantor shall be in the form most recently published by the American Industrial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this Lease, including but not limited to the obligation to provide the Tenancy Statement and information required in Paragraph 16.

        37.2    It shall constitute a Default of the Lessee under this Lease if any such Guarantor fails or refuses, upon reasonable request by Lessor to give: (a) evidence of the due execution of the guaranty called for by this Lease, including the authority of the Guarantor (and of the party signing on Guarantor's behalf) to obligate such Guarantor on said guaranty, and including the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, together with a certificate of incumbency showing the signatures of the persons authorized to sign on its behalf, (b) current financial statements of Guarantor as may from time to time be requested by Lessor, (c) a Tenancy Statement, or (d) written confirmation that the guaranty is still in effect.

38.    Quiet Possession.    Upon payment by Lessee of the rent for the Premises and the observance and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

39.   Options.

        39.1    Definition.    As used in this Paragraph 39, the word "Option" has the following meaning: (a) the right to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other property of Lessor or the right of first offer to lease other property of Lessor; (c) the right to purchase the Premises, or the right of first refusal to purchase the Premises, or the right of first offer to purchase the Premises, or the right to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor, or the right of first offer to purchase other property of Lessor.

        39.2    Options Personal to Original Lessee.    Each Option granted to Lessee in this Lease is personal to the original Lessee named in Paragraph 1.1 hereof as well as any successor to Lessee by virtue of a transaction described in Section 12.1(b) above (a "Permitted Assignee"), and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said parties while the original Lessee is in full and actual possession of the Premises and without the intention of thereafter assigning or subletting. The Options, if any, herein granted to Lessee are not assignable to any party other than a Permitted Assignee, and no Option may be separated from this Lease in any manner, by reservation or otherwise.

        39.3    Multiple Options.    In the event that Lessee has any multiple Options to extend or renew this Lease, a later option cannot be exercised unless the prior Options to extend or renew this Lease have been validly exercised.

        39.4    Effect of Default on Options.

          (a)   Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary: (i) during the period commencing with the giving of any notice of Default under Paragraph 13.1 and continuing until the noticed Default is cured, or (ii) during the time Lessee is in Breach of this Lease, or (iii) in the event that Lessor has given to Lessee three (3) or more notices of separate Defaults under Paragraph 13.1, whether or not the Defaults are cured, during the twelve (12) month period immediately preceding the exercise of the Option.

          (b)   The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise any Option because of the provisions of Paragraph 39.4(a).

          (c)   All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessor gives to Lessee three (3) or more notices of separate Defaults under Paragraph 13.1 during any twelve (12) month period, whether or not the Defaults are cured, or (ii) if Lessee commits a Breach of this Lease.

40.    Reasonable Expenditures.    Any expenditure by a party permitted or required under the Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

41.    Security Measures.    Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42.    Reservations.    Lessor reserves the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights of way, utility raceways, and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43.    Performance Under Protest.    If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44.    Authority.    If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.

45.    Conflict.    Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46.    Offer.    Preparation of this Lease by Lessor or Lessor's agent or Lessee's agent and submission of same to Lessee shall not be deemed an offer to lease to Lessee. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47.    Amendments.    This Lease may be modified only in writing, signed by the parties in interest at the time of the modification. The Parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by an institutional insurance company or pension plan Lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

48.    Multiple Parties.    Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.

49.    Option to Renew:    Lessee shall have one (1) Option to extend the Term for a period of three (3) years beyond the Expiration Date (the "Renewal Term"). The Option shall be subject to all of the terms and conditions stated in Section 39 above. The Option must be exercised, if at all, by written notice (the "Election Notice") from Lessee to Lessor given not more than nine (9) months nor less than six (6) months prior to the expiration of the initial Term. The Election Notice shall be irrevocable. If Lessee fails to exercise the Option in a timely manner as provided for above, the Option shall be void. The Renewal Term shall be upon the same terms and conditions as the initial Term, except that the Base Rent shall be increased as provided in Section 52 below and Lessee shall have no right or option to further extend the Term of this Lease.

50.    Security Deposit:    The initial cash security deposit, to be held in accordance with the provisions of Paragraph 5 above, shall consist of cash in the amount of $29,341.15.

        In addition to the cash security deposit, Lessee shall deliver to Lessor prior to commencement of the Term of this Lease an unconditional, irrevocable standby letter of credit ("Letter of Credit") in the amount of $102,694 ("Letter of Credit Amount"). The Letter of Credit shall reflect the form and content of Exhibit A and be issued by a solvent, nationally recognized bank that accepts deposits, maintains accounts, has a local San Francisco Bay Area office that will negotiate a letter of credit, and the deposits of which are insured by the Federal Deposit Insurance Corporation. Lessee shall pay all expenses, points, or fees incurred by Lessee in obtaining the Letter of Credit. The Letter of Credit shall expire not earlier than twelve (12) months after the date of delivery thereof to Lessor and shall provide that same shall be automatically renewed for successive 12-month periods through a date which is not earlier than sixty (60) days after the Lease Expiration Date, or any renewal or extension of this Lease, unless written notice of non-renewal has been given by the issuing bank to Lessor by registered or certified mail, return receipt requested, no less than sixty (60) days prior to the expiration of the current period. If the issuing bank does not renew the Letter of Credit, and if Lessee does not deliver a substitute Letter of Credit at least thirty (30) days prior to the expiration of the current period, then Lessor shall have the right to draw on the existing Letter of Credit. The provisions of this Section 50 shall survive the expiration or earlier termination of this lease. In the event a Letter of Credit is not maintained, renewed, extended, replaced, or restored as required by this Section 50, Lessor shall be entitled to draw one hundred percent (100%) of the Letter of Credit Amount.

Lessee may, from time to time, replace any existing Letter of Credit with a new Letter of Credit if the new Letter of Credit: (i) becomes effective at least thirty (30) days before expiration of the Letter of Credit that it replaces; (ii) is in the required Letter of Credit Amount; (iii) is issued by a bank acceptable to Lessor; and (d) Otherwise complies with the requirements of this Section 50.

Lessor shall hold the Letter of Credit as security for the performance of Lessee's obligations under this Lease. If Lessee defaults on any provision of this Lease, Lessor may, without prejudice to any other remedy it has, draw on that portion of the Letter of Credit necessary to: (i) pay any Rent or other sum in default; (ii) pay or reimburse Lessor for any amount that Lessor may spend or become obligated to spend in exercising Lessor's rights under Article; or (iii) compensate Lessor for any expense, loss, or damage that Lessor may suffer because of Lessee's default including without limitation loss of future Rent. Any amount of the Letter of Credit that is drawn on by Lessor but not applied by Lessor shall be held by Lessor as a security deposit ("Letter of Credit Security Deposit"), which may be applied by Lessor for the purposes described in this Section.

If Lessor draws on any portion of the Letter of Credit, Lessee shall, within five (5) business days after demand by Lessor, either (i) deposit cash with Lessor in an amount that, when added to the amount remaining under the Letter of Credit and the amount of any Letter of Credit Security Deposit, shall equal the Letter of Credit Amount then required under this Section 50 (ii) deliver written documentation executed by the issuing bank confirming that the Letter of Credit has been reinstated to the Letter of Credit Amount then required under this Section 50. If Lessor applies any portion of the Letter of Credit Security Deposit, Lessee shall, within five (5) business days after demand by Lessor, deposit cash with Lessor in an amount sufficient to restore the Letter of Credit Security Deposit to the amount then required under this Section 50.

If Lessor transfers its interest in the Premises, Lessor shall transfer or assign the Letter of Credit and any Letter of Credit Security Deposit to Lessor's transferee and thereupon be relieved of further responsibility with respect to the Letter of Credit or the Letter of Credit Security Deposit. Lessor shall pay any and all costs or fees charged in connection with the Letter of Credit that arise due solely to: (i) Lessor's sale or transfer of all or a portion of the Building or Project, such as the cost of transferring the Letter of Credit; or (ii) the addition, deletion, or modification of any beneficiaries under the Letter of Credit. Lessee may not assign, mortgage, or encumber the Letter of Credit or the Letter of Credit Security Deposit without the written consent of Lessor; any attempt to do so shall be void and shall not be binding on Lessor. Lessee hereby agrees to cooperate, at its expense, with Lessor to promptly execute and deliver to Lessor any and all modifications, amendments, and replacements of the Letter of Credit, as Lessor may reasonably request to carry out the terms and conditions of this Section 50.

Notwithstanding anything to the contrary contained herein, Lessee shall provide to Lessor the Letter of Credit Amount by cash or check on or before the Commencement Date in lieu of providing the Letter of Credit on or before the Commencement Date, and no later than June 5, 2003, Lessee shall deliver to Lessor the Letter of Credit as required hereunder, and within two (2) business days following receipt of the Letter of Credit Lessor shall return to Lessee the initial Letter of Credit Amount that was paid by Lessee to Lessor by cash or check.

51.    Parking:    Lessee agrees that Lessor and any tenant of the property located at 2440 Leghorn Street shall have the right to use the Premise's parking lot on Sundays.

52.
Base Rent Adjustment:    The monthly Base Rent payable hereunder shall be equal to:

May 1, 2003 through April 30, 2004	$29,341.15
May 1, 2004 through April 30, 2005	$30,221.39
May 1, 2005 through April 30, 2006	$31,128.03
If the term is extended:
May 1, 2006 through April 30, 2007	$32,061.87
May 1, 2007 through April 30, 2008	$33,023.72
May 1, 2008 through April 30, 2009	$34,014.43

53.    Signage Removal:    Lessor shall, at Lessee's request, remove the existing building signage and repair any damage caused by such removal, provided that Lessee agrees that it shall reimburse Lessor for fifty percent (50%) of the costs for such removal and repair, with Lessee's contribution not to exceed nine hundred and fifty dollars ($950.00). Such reimbursement shall be paid to Lessor by Lessee no later than thirty (30) days following Lessee's receipt of an invoice reasonably detailing the costs of such work.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

  IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR YOUR ATTORNEY'S REVIEW AND APPROVAL. FURTHER, EXPERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PROPERTY FOR THE POSSIBLE PRESENCE OF ASBESTOS, UNDERGROUND STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKERS OR THEIR CONTRACTORS, AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE. IF THE SUBJECT PROPERTY IS IN A STATE OTHER THAN CALIFORNIA, AN ATTORNEY FROM THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:		Executed at:
on:		on:
By LESSOR:		By LESSEE:
STOESSER ENTERPRISES, L.L.C. A California limited liability company		INTERWAVE COMMUNICATIONS INTERNATIONAL, LTD A
By:		By:
Name Printed:		Name Printed:
Its:		Title:
By:		By:
Name Printed:		Name Printed:
Title:		Title:
Address:	3250 Brickway Blvd.	Address:
Santa Rosa, CA 95403
Telephone:
Facsimile:
Telephone:	(707) 303-3035
Facsimile:
Initials

FURNITURE RENTAL ADDENDUM

        This FURNITURE RENTAL ADDENDUM is attached to and is an integral part of that certain Lease dated May 5, 2003 by and between Stoesser Enterprises, LLC as Lessor and InterWave Communications International, LTD, as Lessee. Capitalized terms used herein without definition will have the same meanings as in the Lease.

        In connection with the Lease, Lessee now desires to lease from Lessor and Lessor desires to lease to Lessee, the furniture located on the Premises and more particularly described on Attachment One attached hereto and incorporated herein (the "Furniture").

        1.     Rental of Furniture.    Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, for the Term of Lease, the Furniture on the terms and conditions contained herein. The Base Rent payable under the Lease shall cover the rental of the Furniture.

        2.     "AS IS" Condition; No Warranties; No Liability.    Lessor shall deliver the Furniture to Lessee AS IS and Lessee agrees that it takes possession of the Furniture without relying on any representation or warranty by Lessor as to the condition of the Furniture. Lessee acknowledges that neither Lessor nor its agents have made any representations or warranties, express or implied, as to the suitability or fitness of the Furniture for the conduct of Lessee's business or for any other purpose. In no event shall Lessor have any liability, nor shall Lessee have any remedy against Lessor, for any liability, claim, loss, damage or expense caused directly or indirectly by the Furniture or any deficiency or defect thereof or the maintenance or repair thereof.

        3.     No Ownership; Right of Inspection.    This Lease constitutes a lease or bailment of the Furniture described herein and not a sale or the creation of a security interest. Lessee shall not have, or at any time acquire, any right, title or interest in the Furniture except the right to possession and use as provided for in this Lease. Lessor shall at all times be the sole owner of the Furniture. Lessor shall have the right to place and maintain on the exterior or interior of each item of Furniture an inscription identifying Lessor's ownership of the Furniture. Lessee shall not remove, obscure, deface or obliterate the inscription or permit any other person to do so. Lessee hereby grants Lessor's the right to enter the Premises at all reasonable times, but no more than once every six (6) months for the purpose of inspecting, maintaining, and/or making repairs, replacements, alterations, or additions to the Furniture or for the purposes of posting notices of non-responsibility for alterations, additions, or repairs, or for the purpose of showing the Furniture to prospective purchasers or lessees without any liability to Lessee for any loss of occupation or quiet enjoyment of the Furniture or Premises. This Section in no way affects the maintenance obligations of the parties hereto.

        4.     Lessee's Rights and Obligations.

          4.1   Lessee's Rights.    Lessee shall be entitled to the use, possession and control of the Furniture during the term of the Lease, provided Lessee is not in default of any provision of this Lease (beyond applicable notice and cure periods), and subject to any security interest Lessor may have given or may give to any third party.

          4.2   Lessee's Obligations.    Lessee shall use the Furniture in a reasonably careful and proper manner and shall not permit any Furniture to be used in violation of any applicable federal, state, or local statute, law, ordinance, rule, or regulation relating to the possession, use or maintenance of the Furniture. Lessee shall use only authorized service providers to reconfigure, reassemble, disassemble, repair and maintain Furniture. Lessee agrees to reimburse Lessor for all damage to the Furniture arising from misuse or negligent acts by Lessee, its employees and its agents, but excluding normal wear and tear. If any Furniture covered by this Lease is damaged, lost, stolen or destroyed, or if any Furniture is damaged as a result of its use, maintenance or possession, Lessee shall promptly notify Lessor of the occurrence and shall file all necessary reports, including those required by law and those required by insurers of the Furniture. Lessee represents and warrants

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  that the Furniture will be used for business purposes consistent with all use requirements and restrictions under the Lease.

        5.     Ordinary Expenses; Maintenance.    Lessee shall be responsible for all ordinary expenses in connection with the use of the Furniture during the term of this Lease. Lessee, at its sole cost and expense, shall keep the Furniture in good condition and repair, ordinary wear and tear excepted. Furniture Rent shall not be prorated or abated while any item of Furniture is being serviced or repaired. Lessor shall not be under any liability or obligation in any manner to provide service, maintenance, repairs or parts for the Furniture. At the reasonable request of Lessor, Lessee shall furnish all proof of maintenance.

        6.     Alteration; Modifications; Parts.    Other than in conformity with the manufacturer's warranty and/or functional improvements, Lessee may alter or modify the Furniture only with the prior written consent of Lessor. Any part installed in connection with warranty or maintenance service or which cannot be removed without damaging the Furniture shall become the property of Lessor.

        7.     Quiet Enjoyment.    Lessor represents that it has full power and authority to enter into and perform this Lease. So long as Lessee is not in default in the performance of its covenants and agreements in this Lease, Lessee's quiet and peaceable enjoyment of the Furniture shall not be disturbed or interfered with by Lessor, or by any person claiming by, through, or under Lessor.

        8.     Casualty Insurance; Loss or Damage.    Lessee shall maintain, at its own expense, property damage insurance relating to the Furniture, insuring against such risks as are customarily insured against on the type of furniture leased hereunder by businesses in which Lessee is engaged in such amount, in such form, and with insurers satisfactory to Lessor; provided, however, that the amount of insurance against damage or loss shall not be less than the full replacement value of the Furniture. The property damage policy shall name Lessor as sole loss payee and shall contain a clause requiring the insurer to give Lessor at least thirty (30) days' prior written notice of any alteration in the terms or cancellation of the policy. Lessee shall furnish to Lessor an insurance certificate (and, if requested by Lessor, a copy of the applicable policy) or other evidence reasonably satisfactory to Lessor that the required insurance is in effect; provided, however, that Lessor shall have no duty to ascertain the existence of or to examine the insurance policy to advise Lessee if the insurance coverage does not comply with the requirements of this Section. If Lessee fails to insure the Furniture as required, Lessor shall have the right but not the obligation to obtain such insurance, and the cost of such insurance shall be for the account of Lessee due with the next installment of Base Rent. Lessee consents to Lessor's release, upon its failure to obtain appropriate insurance coverage, of any and all information necessary to obtain insurance with respect to the Furniture or Lessor's interest therein.

        Until the Furniture is returned to and received by Lessor as provided in this Section, Lessee shall bear the entire risk of theft or destruction of, or damage to, the Furniture including, without limitation, any condemnation, seizure, or requisition of title or use ("Casualty Loss"). No Casualty Loss shall relieve Lessee from its obligations to pay Furniture Rent except as provided in clause (b) and to the extent set forth in this Section. When any Casualty Loss occurs, Lessee shall promptly notify Lessor and, at the option of Lessee, shall promptly (a) place such Furniture in good repair and working order or replace such Furniture; or (b) pay Lessor an amount equal to the full replacement value of such Furniture and all other amounts (including Furniture Rent payable through the date of payment of the full replacement value but excluding Furniture Rent payable thereafter) payable by Lessee hereunder, together with a late charge on such amounts at a rate per annum as reasonably determined by Lessor from the due date of any unpaid installments of Furniture Rent through the date of payment of such amounts, whereupon Lessor shall transfer to Lessee, without recourse or warranty (express or implied), all of Lessor's interest, if any, in and to such Furniture on an "AS IS WHERE IS" basis. The proceeds of any insurance payable with respect to the Furniture shall be applied, at the option of Lessor, either towards (i) repair or replacement of the Furniture or (ii) payment of any of Lessee's obligations

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hereunder. Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make claim for, receive payment of, and execute and endorse all documents, checks or drafts issued with respect to any Casualty Loss under any insurance policy relating to the Furniture.

        9.     Encumbrances or Liens; Notice.    Lessee shall not pledge, encumber, create a security interest in, or permit any lien to become effective on any Furniture throughout the Term of this Lease. Lessee shall promptly notify Lessor of any liens, charges, or other encumbrances with respect to the Furniture of which Lessee has knowledge. Lessee shall promptly pay or satisfy any obligation from which any lien or encumbrance arises caused by Lessee, and shall otherwise keep the Furniture and all right, title, and interest free and clear of all liens, charges, and encumbrances caused by Lessee.

        10.   Indemnification.    Lessee shall indemnify Lessor and its successors and assigns against, and hold Lessor and its successors and assigns harmless from, any and all claims, actions, damages, obligations, liabilities, reasonable legal fees and all costs and expenses arising out of this Lease including, without limitation, the loss of or damage to the Furniture for any cause, the delivery, lease, possession, maintenance, repair, condition, use or surrender of the Furniture, or arising by operation of law, except that Lessee shall not be liable for any claims, actions, damages, obligations, and costs and expenses arising out of or resulting from the negligence or willful misconduct of Lessor or its successors or assigns.

        11.   Surrender.    Upon the termination of this Lease, Lessee shall at once surrender and deliver up the Furniture to Lessor, except for Furniture that has suffered a Casualty Loss and as a result is not required to be repaired. At the time of such return to Lessor, the Furniture shall be in good condition and repair, ordinary wear and tear excepted.

        12.   Remedies.    In addition to other remedies contained in the Lease, upon the occurrence of any one or more Events of Default, Lessor shall have the right, in its sole discretion, to exercise any one or more of the following remedies:

          (a)   In compliance with applicable law take possession of any or all items of Furniture, wherever located, without demand, notice, court order, or other process of law, and without liability for entry to the Premises, for damage to Lessee's property, or otherwise except for liability or damages caused by Lessor's gross negligence or willful misconduct;

          (b)   Lease, sell, or otherwise dispose of the Furniture in a commercially reasonable manner, with or without notice and on public or private bid.

        13.   Warranty Assignment.    Lessor shall assign to Lessee all manufacturer, dealer, or supplier warranties applicable to the Furniture to enable Lessee to obtain any warranty service available for the Furniture. Lessor appoints Lessee as Lessor's attorney-in-fact for the purpose of enforcing any warranty. Any enforcement by Lessee shall be at the expense of Lessee and shall in no way render Lessor responsible to Lessee for the performance of any of the warranties.

        14.   Waivers.    To the extent permitted by applicable law, Lessee hereby waives any and all rights and remedies conferred upon a lessee by Section 10508 through 10522 of the California Commercial Code. To the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease, or otherwise use any Furniture in mitigation of Lessee's damages or which may otherwise limit or modify any of Lessor's rights or remedies hereunder. Any action by Lessee against Lessor for any default by Lessor under this Lease shall be commenced within one year after any such cause of action accrues.

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ATTACHMENT ONE

FURNITURE LIST

SEE ATTACHED

4

EXHIBIT A

LETTER OF CREDIT FORM

[Issuing Bank]

IRREVOCABLE LETTER OF CREDIT

Stoesser Enterprises, LLC 2630 Fayette Drive Mountain View, CA 94040	Letter of Credit No. Date: [May] , 2003

Ladies and Gentlemen:

        At the request and for the account of InterWave Communications International, LTD, whose address is 2495 Leghorn Street, Mountain View, CA 94043, we hereby establish our Irrevocable Letter of Credit in favor of Stoesser Enterprises, LLC, as Beneficiary, in the amount of One Hundred Two Thousand Six Hundred Ninety Four and NO/100 United States Dollars (US$102,694.00), available with us at our above-specified office by payment of Beneficiary's draft(s) drawn on us at sight, in the form of Exhibit A (which forms an integral part of this Irrevocable Letter of Credit) attached hereto, with the instructions in brackets therein complied with. "Beneficiary" as used in this Irrevocable Letter of Credit shall mean Stoesser Enterprises, LLC, or any person who becomes a beneficiary hereof pursuant to a transfer accomplished under the provisions of this Irrevocable Letter of Credit.

        Each draft must be accompanied by (1) the original of this Letter of Credit for our endorsement on this Letter of Credit of our payment of such draft, and (2) a signed and dated statement worded in either of the formats I or II below:

  I.

  "I am an authorized officer or authorized representative of the Beneficiary of [Issuing Bank] Letter of Credit number             ("Beneficiary"). I hereby certify under penalty of perjury that InterWave Communications International, LTD, has (i) failed to timely perform or observe an obligation under the Lease by and between InterWave Communications International, LTD, as the Lessee and Stoesser Enterprises, LLC as the Lessor, dated May 5, 2003, with respect to those certain Premises located at 2495 Leghorn Street, Mountain View, California, as more particularly described in the Lease, as such Lease may have been amended, restated or replaced from time to time, and (ii) Beneficiary is now entitled to draw on [Issuing Bank] Letter of Credit No.                         ."

or

  II.    :

  "I am an authorized officer or authorized representative of the Beneficiary of [Issuing Bank] Letter of Credit number             ("Beneficiary"). I hereby certify under penalty of perjury that less than thirty (30) days remains prior to the expiration of [Issuing Bank]Letter of Credit No.              (the "Letter of Credit"), and (i) Beneficiary has received a non-renewal notice under the Letter of Credit and (ii) InterWave Communications International, LTD, has not provided Beneficiary with a substitute letter of credit or cash as permitted for a replacement of the Letter of Credit as provided for in the Lease by and between InterWave Communications International, LTD, as the Lessee and Stoesser Enterprises, LLC as the Lessor, dated May 5, 2003 with respect to those certain Premises located at 2495 Leghorn Street in the City of Mountain, California that are more particularly described in the Lease, as such Lease may have been amended, restated or replaced from time to time."

        We agree that we will not inquire as to the accuracy of any statement worded as quoted in I or II above presented to us under this Letter of Credit. We also agree that, with respect to our obligation to pay a drawing which conforms to the requirements of this Letter of Credit, such obligation will not, except that any such obligation may be altered by any law or regulation or court order, be affected by any dispute between the Applicant and the Beneficiary regarding the content or accuracy of any statement presented with such drawing.

        Partial and multiple drawings are permitted under this Letter of Credit.

        Each draft must be marked "Drawn under [Issuing Bank] Letter of Credit No.             ."

        Except as stated in this Letter of Credit, our undertaking in this Letter of Credit is not subject to any condition or qualification. Our obligation under this Letter of Credit will be our individual obligation in no way contingent upon reimbursement with respect thereto.

        If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

        This Letter of Credit is transferable one or more times, but in each instance to a single transferee and only in the full amount available to be drawn under the Letter of Credit at the time of such transfer. Any such transfer may be effected only through ourselves and only upon presentation to us at our above-specified office of a duly executed instrument of transfer in the format attached hereto as Exhibit B (which forms an integral part of this Irrevocable Letter of Credit), together with the original of this Letter of Credit. Any transfer of this Letter of Credit may not change the place of expiration of this Letter of Credit from our above-specified office. Each transfer shall be evidenced by our endorsement on the reverse of the original of this Letter of Credit, and we shall deliver the original of this Letter of Credit so endorsed to the transferee. All charges in connection with any transfer shall be for the account of InterWave Communications International, LTD.

This Letter of Credit expires at our above office on [May]     , 2004, but shall be automatically extended, without written amendment, to [May]      in each succeeding calendar year up to and including, but not beyond, [May]     . 2009, unless we have sent written notice to Beneficiary at the address above (or at such other address specified in a duly executed instrument of transfer) by registered mail or express courier that we elect not to renew this Letter of Credit beyond the date specified in such notice, which date will be a yet-to-occur [May]      on or before [May]     , 2009 and be at least thirty (30) calendar days after the date we send you such notice.

        This Letter of Credit is subject to the Uniform Customs and Practice For Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and engages us in accordance therewith.

Very truly yours
[Issuing Bank]
BY:	(AUTHORIZED SIGNATURE)

Exhibit A [Issuing Bank] Letter of Credit No.

, CALIFORNIA	[insert date]

AT SIGHT PAY TO THE ORDER OF	[insert Beneficiary name]	US$	[insert amount in numbers]
[insert amount in words]	U.S. DOLLARS

DRAWN UNDER [Issuing Bank] LETTER OF CREDIT NO.

THIS SIGHT DRAFT IS ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND WRITTEN CERTIFICATION OF AN OFFICER OF BENEFICIARY AS REQUIRED BY THE LETTER OF CREDIT.

TO:	[Issuing Bank]	[insert Beneficiary name]
ADDRESS:
[insert signature]
AUTHORIZED SIGNATURE

[insert Beneficiary name and insert signature on the back of the draft as an endorsement]

Exhibit B [Issuing Bank] Letter of Credit No.

Date:
[Issuing Bank]

Subject: Your Letter of Credit No.

Ladies and Gentlemen:

        For value received, we hereby irrevocably assign and transfer all our rights under the above-captioned Letter of Credit, as heretofore and hereafter amended, extended or increased, to:

[insert name of transferee]

[insert address]

        By this transfer, all of our rights in the Letter of Credit are transferred to the transferee, and the transferee shall have sole rights as beneficiary under the Letter of Credit, including sole rights relating to any amendments, whether increases or extensions or other amendments, and whether now existing or hereafter made. You are hereby irrevocably instructed to advise future amendment(s) of the Letter of Credit to the transferee without our consent or notice to us.

        Enclosed are the original Letter of Credit and the original of all amendments to this date. Please notify the transferee of this transfer and of the terms and conditions of the Letter of Credit as transferred. this transfer will not become effective until the transferee is so notified.

Very truly yours,
[insert name of transferor]
By:
Name:
Title:

QuickLinks

  Exhibit 10.29
STANDARD INDUSTRIAL/COMMERCIAL SINGLE–TENANT LEASE—NET
FURNITURE RENTAL ADDENDUM
EXHIBIT A LETTER OF CREDIT FORM